EX-99.3 Primary Servicing Agreement, dated as of October 1, 2011, between
  Wells Fargo Bank, National Association, as master servicer, and Bank of America, National Association, as primary servicer. (Filed as Exhibit 99.3 to the Registrant's Current Report on Form 8-K filed on October 11, 2011 and incorporated by reference herein)